UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 17, 2006

SI International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On February 17, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of SI International, Inc. (the “Company”) approved management incentive for its executive officers associated with the Company’s fiscal year 2005 performance.    The Committee reviewed the financial and other performance achievements of the Company for fiscal year 2005 as compared to the performance objectives established by the Board of Directors at the beginning of fiscal year 2005.  Based upon this review and a determination that the Company exceeded both revenue and profitability targets established at the beginning of fiscal year 2005, the Committee approved a bonus for each executive officer for fiscal 2005 as set forth in the following table:

Name	Position	FY2005 Bonus
Ray J. Oleson	Executive Chairman	$440,000
S. Bradford Antle	President and Chief Operating Officer	$391,000
Thomas E. Dunn	Executive Vice President and Chief Financial Officer	$311,000
Paul R. Brubaker	Executive Vice President and Chief Marketing Officer	$255,000
P. Michael Becraft	Executive Vice President — Mission Services Group	$143,000
Harry D. Gatanas	Executive Vice President — Strategic Programs Group	$100,000
Thomas E. Lloyd	Vice President, Corporate Development	$87,500

Marylynn Stowers, Executive Vice President-IT Solutions Group, who joined the Company on December 30, 2005, did not receive a bonus for fiscal year 2005 performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:	February 24, 2006